Exhibit 99.1

BOARD RESOLUTION OF HIRU CORPORATION (OTC HIRU) ADOPTED ON AUGUST 28, 2024 The undersigned, being all the directors of HIRU CORPORATION (OTC HIRU) , hereby sign the following amended resolutions : RESOLVED THAT: The board accepts the appointment of independent advisor , namely : Geoffrey Summers - independent advisor, The board will infonn OTC Markets about this appointment. Geoffrey Summers Board Resolution Page 1 of 1